EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	Alan D. Eskow
Executive Vice President and
Chief Financial Officer
973-305-4003

Another Successful Year For

Valley National Bancorp

WAYNE, NJ –January 24, 2005 — Valley National Bancorp (NYSE:VLY) today reported net income of $0.40 per diluted share or $39.9 million for the fourth quarter ended December 31, 2004, compared to $0.39 per diluted share or $38.4 million for the fourth quarter of 2003. All data reflects the 5 percent stock dividend that was issued May 17, 2004.

Net income for the year ended December 31, 2004 was $1.56 per diluted share or $154.4 million compared to $1.55 per diluted share or $153.4 million for the year ended December 31, 2003.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “2004 marked another successful year for Valley as we increased our earnings per share for the ninth consecutive year. In a challenging interest rate, regulatory and competitive environment Valley earned record net income and earnings per share, expanded our customer service initiatives, announced the acquisition of two commercial banks and most importantly continued to manage the bank for the long run. In doing so, the bank is expected to open between 7-10 de novo branches during 2005, the first of which opened January 3rd in South Orange, New Jersey.

“The announced acquisitions of NorCrown and Shrewsbury, anticipated to close during the first quarter or early second quarter of 2005, are both expected to be accretive within one year, expand our market presence and accordingly increase our franchise value. Since beginning our 24/7 customer service hours and Sunday branch banking initiative in November 2003, we have seen an increase in customer lobby traffic, an increase in accounts per household and a significant decrease in deposit account turnover as evidenced by approximately a 50 percent decrease in checking account closings.

“We had a very successful year in lending as our loan portfolio grew approximately 12.3 percent. This increase was partially the result of our new business development staff for which we absorbed the expense starting early in 2004 and began to see results of their efforts as the year progressed. Overall, deposits increased almost 5 percent for the full year while our non-interest bearing and low cost savings deposits showed the greatest growth. Municipal deposits continued to increase throughout the year as our government deposit team expanded their footprint. The positive increases in the balance sheet during 2004 translated into smaller gains in net interest income than traditionally experienced by Valley due to a lower net interest margin. Short-term interest rates began to increase during the latter part of the year from their historical lows as the Federal Reserve increased the federal funds rate 5 times. While this helped our loans which adjust with the prime rate, it also increased our cost of funding. Long–term interest rates did not rise in conjunction with the federal funds rate increases and therefore, had no

Valley National Bancorp (NYSE: VLY)

2004 4th Quarter Earnings

January 24, 2005

impact on interest rates for new fixed rate long-term loans and investments. This flattening of the yield curve is making it more difficult to earn the traditional spreads that Valley is accustomed to earning in addition to diminishing the positive effect of Valley’s asset sensitive balance sheet position. However, Valley’s balance sheet does continue to remain asset sensitive and should react positively should the yield curve become steeper.”

For the quarter and year ended December 31, 2004, Valley achieved a return on average shareholders’ equity (ROE) of 22.70 percent and 22.77 percent, a return on average assets (ROA) of 1.50 percent and 1.51 percent and an efficiency ratio of 48.9 and 48.2 percent, respectively. Valley’s risk-based capital ratios at December 31, 2004 were 11.10 percent for Tier 1 capital, 11.93 percent for total capital and 8.28 percent for Tier 1 leverage.

Net interest income for the fourth quarter increased to $95.9 million, an increase of $1.2 million or 5 percent on an annualized basis over the third quarter of 2004. The net interest margin on a tax equivalent basis was 3.90 percent or 4 basis points below the third quarter. This decline was mainly the result of a flattening of the yield curve causing funding costs to increase faster than yields on fixed rate loans and investments. Net interest income increased to $372.3 million, an increase of $23.7 million or 6.8 percent over the prior year. The net interest margin on a tax equivalent basis was 3.94 percent for the twelve months ended December 31, 2004 compared with 4.04 percent for the same period in 2003. The change for the full year was mainly attributable to interest rates declining to historic low levels during 2004 that compressed the net interest margin throughout the banking industry.

Net charge-offs for 2004 were $7.0 million compared with $6.8 million for 2003, while the fourth quarter of 2004 had net charge-offs of $2.8 million. The provision for loan losses was $3.2 million for the fourth quarter 2004 compared to $1.5 million for the third quarter and was $8.0 million for the full year ended December 31, 2004. The provision was higher than the prior quarter as a result of higher non-performing loans at the end of the quarter. Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $30.8 million, or 0.44 percent of loans and OREO, at December 31, 2004, compared to $23.1 million at December 31, 2003.

Loans past due 90 days or more and still accruing at December 31, 2004 were $2.9 million, or 0.04 percent of $6.9 billion of total loans, compared to $3.8 million at September 30, 2004 and $2.8 million at December 31, 2003. Total loans past due in excess of 30 days were 0.90 percent of all loans at December 31, 2004 compared with 0.55 percent at September 30, 2004 and .92 percent at December 31, 2003.

Non-interest income for the year ended December 31, 2004 decreased 22.1 percent or $23.9 million to $84.3 million mainly due to lower gains from residential mortgage loan sales, lower securities gains and reduced insurance commissions. Non-interest income for the fourth quarter of 2004 was $21.2 million, down $1.8 million or 7.9 percent from $23.0 million for the fourth quarter of 2003.

Non-interest expense for the year ended December 31, 2004 increased by 1.7 percent or $3.8 million due to higher salary, benefit and occupancy expenses as a result of new branches and additional regulatory compliance staff. This was partially offset by a decline in the amortization of servicing rights. In addition, Valley and most other U.S. Banks continue to be under great pressure to enhance their level of compliance with the US Patriot Act, Bank Secrecy Act and other anti-money laundering laws and regulations. Consequently, staffing levels and related operating costs have increased and Valley expects that these expenses will further increase during 2005.*

2

Valley National Bancorp (NYSE: VLY)

2004 4th Quarter Earnings

January 24, 2005

The effective income tax rate for the fourth quarter was 29.6 percent, lower than the effective rate for the full year 2004, as a result of tax credits and tax benefits from low income housing projects combined with the results of the analysis of Valley’s tax accruals.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 134 offices located in 88 communities serving 11 counties throughout northern New Jersey and Manhattan.

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *   *  *  *  *  *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by an “asterisk” (*) or such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of unanticipated economic conditions and legal and regulatory barriers including compliance issues related to AML/BSA compliance and the development of new tax strategies or the disallowance of prior tax strategies, consummation of the acquisitions of NorCrown and Shrewsbury including the receipt of regulatory approval and the ability of Valley to successfully integrate NorCrown and Shrewsbury without the loss of significant loan and deposit business. Valley assumes no obligation for updating any such forward-looking statement at any time.

# # #

-Tables to Follow-

3

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except for share data)	2004	2003	2004	2003
SELECTED FINANCIAL DATA:
Net income	$39,851	$38,369	$154,398	$153,415
Net interest income	95,945	88,829	372,319	348,576
Net interest income - FTE (1)	97,585	90,373	378,708	354,699

Weighted Average Number of Shares Outstanding:
Diluted	99,297,607	99,160,181	99,178,722	99,223,550

Per share data:
Basic earnings	$0.40	$0.39	$1.56	$1.55
Diluted earnings	0.40	0.39	1.56	1.55
Cash dividends declared	0.225	0.21	0.89	0.85
Book value	7.16	6.62	7.16	6.62
Closing stock price - high	28.44	28.54	28.44	28.54
Closing stock price - low	25.83	26.76	24.15	21.77

FINANCIAL RATIOS:
Net interest margin - FTE (1)	3.90%	4.00%	3.94%	4.04%
Annualized return on average assets	1.50	1.58	1.51	1.63
Annualized return on average equity	22.70	23.80	22.77	24.21
Efficiency ratio (2)	48.91	46.56	48.19	47.35

SELECTED BALANCE SHEET ITEMS AND RATIOS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2004	2003	2004	2003
AVERAGE BALANCE SHEET ITEMS:
Assets	$10,644,006	$9,684,356	$10,242,679	$9,399,734
Interest earning assets	10,003,378	9,045,663	9,616,170	8,771,760
Loans	6,913,293	6,163,441	6,541,993	6,056,439
Interest bearing liabilities	8,095,754	7,326,062	7,770,425	7,120,683
Deposits	7,528,894	7,218,405	7,373,992	6,947,540
Shareholders’ equity	702,219	644,776	678,068	633,744

ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$65,324	$65,138	$64,650	$64,087
Provision for loan losses	3,204	1,250	8,003	7,345
Charge-offs	4,976	2,725	13,138	11,647
Recoveries	2,147	987	6,184	4,865
End of period	$65,699	$64,650	$65,699	$64,650

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 35 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)	The efficiency ratio measures Valley’s total non-interest expense as a percentage of net interest income plus total non-interest income.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of December 31,
(Dollars in thousands)	2004	2003
BALANCE SHEET ITEMS:
Assets	$10,775,571	$9,880,740
Loans	6,934,315	6,172,409
Deposits	7,518,739	7,162,968
Shareholders’ equity	707,598	652,789
CAPITAL RATIOS:
Tier 1 leverage ratio	8.28%	8.35%
Risk-based capital - Tier 1	11.10	11.23
Risk-based capital - Total Capital	11.93	12.13
ASSET QUALITY:
Non-accrual loans	$30,274	$22,338
Other real estate owned (OREO)	480	797
Total non-performing assets	30,754	23,135
Loans past due 90 days or more and still accruing	2,870	2,792
ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.44%	0.37%
Allowance for loan losses to loans	0.95	1.05
Net charge-offs to average loans	0.11	0.11

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz, Senior Vice President, Director of Shareholder & Public Relations, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands, except for share data)

	December 31,
	2004	2003
Assets
Cash and due from banks	$163,371	$218,166
Securities:
Available for sale	1,883,729	1,805,680
Held to maturity	1,292,338	1,232,239
Trading account	2,514	4,252

Total securities	3,178,581	3,042,171

Loans held for sale	2,157	5,720
Loans	6,932,158	6,166,689
Less: Allowance for loan losses	(65,699)	(64,650)

Loans, net	6,866,459	6,102,039

Premises and equipment, net	161,473	128,606
Due from customers on acceptances outstanding	11,294	15,148
Accrued interest receivable	46,737	40,445
Intangible assets	45,888	52,050
Bank owned life insurance	170,602	164,404
Other assets	129,009	111,991

Total assets	$10,775,571	$9,880,740

Liabilities

Deposits:
Non-interest bearing	$1,768,352	$1,676,764
Interest bearing:
Savings	3,591,986	3,283,716
Time	2,158,401	2,202,488

Total deposits	7,518,739	7,162,968

Federal funds purchased and securities sold under agreements to repurchase	493,654	349,577
Treasury tax and loan account and other short-term borrowings	16,637	27,729
Long-term debt	1,890,170	1,547,221
Bank acceptances outstanding	11,294	15,148
Accrued expenses and other liabilities	137,479	125,308

Total liabilities	10,067,973	9,227,951

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 157,042,457 shares; issued 98,891,645 shares in 2004 and 98,912,481 shares in 2003	34,930	33,304
Surplus	437,659	318,599
Retained earnings	232,431	288,313
Unallocated common stock held by the employee benefit plan	(88)	(259)
Accumulated other comprehensive gain	3,355	20,531

	708,287	660,488
Treasury stock, at cost (27,496 common shares in 2004 and 306,490 in 2003)	(689)	(7,699)

Total shareholders’ equity	707,598	652,789

Total liabilities and shareholders’ equity	$10,775,571	$9,880,740

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Three Months Ended December 31,
	2004	2003
Interest Income
Interest and fees on loans	$100,045	$89,512
Interest and dividends on investment securities	37,163	34,444
Interest on federal funds sold and other short-term investments	96	230

Total interest income	137,304	124,186

Interest Expense
Interest on deposits:
Savings deposits	7,354	4,831
Time deposits	12,570	11,970
Interest on other borrowings	21,435	18,556

Total interest expense	41,359	35,357

Net Interest Income	95,945	88,829
Provision for loan losses	3,204	1,250

Net interest income after provision for loan losses	92,741	87,579

Non-Interest Income
Trust and investment services	2,118	2,280
Insurance premiums	3,164	3,697
Service charges on deposit accounts	5,126	5,146
Gains on securities transactions, net	1,264	3,253
Fees from loan servicing	1,865	2,326
Gains on sales of loans, net	739	904
Bank owned life insurance	1,554	1,585
Other	5,358	3,819

Total non-interest income	21,188	23,010

Non-Interest Expense
Salary expense	25,386	23,634
Employee benefit expense	7,339	4,666
Net occupancy expense	9,263	8,633
Amortization of intangible assets	1,992	3,050
Other	13,314	12,084

Total non-interest expense	57,294	52,067

Income before income taxes	56,635	58,522
Income tax expense	16,784	20,153

Net Income	$39,851	$38,369

Earnings Per Share:
Basic	$0.40	$0.39
Diluted	$0.40	$0.39

Weighted Average Number of Shares Outstanding:
Basic	98,748,394	98,512,548
Diluted	99,297,607	99,160,181

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except for share data)

	Twelve Months Ended December 31,
	2004	2003
Interest Income
Interest and fees on loans	$370,921	$364,091
Interest and dividends on investment securities	147,709	132,785
Interest on federal funds sold and other short-term investments	296	622

Total interest income	518,926	497,498

Interest Expense
Interest on deposits:
Savings deposits	23,115	22,871
Time deposits	46,832	48,095
Interest on other borrowings	76,660	77,956

Total interest expense	146,607	148,922

Net Interest Income	372,319	348,576
Provision for loan losses	8,003	7,345

Net interest income after provision for loan losses	364,316	341,231

Non-Interest Income
Trust and investment services	8,432	8,562
Insurance premiums	13,982	17,558
Service charges on deposit accounts	20,242	21,590
Gains on securities transactions, net	6,475	15,606
Fees from loan servicing	8,010	9,359
Gains on sales of loans, net	3,039	12,966
Bank owned life insurance	6,199	6,188
Other	17,949	16,368

Total non-interest income	84,328	108,197

Non-Interest Expense
Salary expense	99,325	97,197
Employee benefit expense	24,465	22,162
Net occupancy expense	36,374	34,234
Amortization of intangible assets	8,964	12,480
Other	50,921	50,205

Total non-interest expense	220,049	216,278

Income before income taxes	228,595	233,150
Income tax expense	74,197	79,735

Net Income	$154,398	$153,415

Earnings Per Share:
Basic	$1.56	$1.55
Diluted	$1.56	$1.55
Weighted Average Number of Shares Outstanding:
Basic	98,671,289	98,695,082
Diluted	99,178,722	99,223,550

Valley National Bancorp

      (dollars in thousands)

	End of Period - 12/31/04	End of Period - 09/30/04	End of Period - 06/30/04	End of Period - 12/31/03
	Loan Portfolio	Loan Portfolio	Loan Portfolio	Loan Portfolio
Commercial Loans	$1,261,854	$1,316,972	$1,205,739	$1,184,652

Construction	368,120	282,299	254,007	222,748
Residential Mortgage	1,853,708	1,774,827	1,699,035	1,596,859
Commercial Mortgage	1,745,155	1,741,674	1,692,201	1,553,037

Total Mortgage Loans	3,966,983	3,798,800	3,645,243	3,372,644

Home Equity	517,325	510,790	486,962	476,149
Credit Card	9,691	9,433	9,636	10,722
Automobile	1,079,050	1,098,375	1,058,238	1,013,938
Other Consumer	99,412	89,255	101,871	114,304

Total Consumer Loans	1,705,478	1,707,853	1,656,707	1,615,113

Total Loans	$6,934,315	$6,823,625	$6,507,689	$6,172,409

	Quarter End - 12/31/04			Quarter End - 09/30/04			Quarter End - 06/30/04			Quarter End - 12/31/03
	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate	Average Balance	Interest	Avg. Rate
Assets
Loans	$6,913,293	$100,085	5.79%	$6,644,741	$94,114	5.67%	$6,371,083	$89,002	5.59%	$6,163,441	$89,553	5.81%
Taxable Investments	2,749,399	34,191	4.97%	2,803,510	35,307	5.04%	2,819,716	33,850	4.80%	2,525,018	31,655	5.01%
Non-Taxable Investments	322,141	4,572	5.68%	325,127	4,576	5.63%	317,298	4,342	5.47%	267,097	4,291	6.43%
Fed Funds and Other Int. Earning Assets	18,545	96	2.07%	16,989	76	1.79%	13,882	34	0.98%	90,107	230	1.02%

Total Int. Earning Assets	10,003,378	138,944	5.56%	9,790,367	134,073	5.48%	9,521,979	127,228	5.34%	9,045,663	125,729	5.56%

Other Assets	640,628			611,625			620,343			638,693
Total Average Assets	$10,644,006			$10,401,992			$10,142,322			$9,684,356

Liabilities and Shareholders’ Equity
Savings	$3,569,992	$7,354	0.82%	$3,491,498	$5,886	0.67%	$3,446,731	$5,162	0.60%	$3,267,588	$4,831	0.59%
Time Deposits	2,157,664	12,570	2.33%	2,160,260	11,821	2.19%	2,167,642	11,038	2.04%	2,311,486	11,969	2.07%
S/T Borrowings	508,105	2,235	1.76%	484,850	1,603	1.32%	372,815	921	0.99%	199,562	422	0.85%
Long-term Debt	1,859,993	19,200	4.13%	1,802,459	18,350	4.07%	1,695,362	17,169	4.05%	1,547,426	18,134	4.69%

Interest Bearing Liabilities	8,095,754	41,359	2.04%	7,939,067	37,660	1.90%	7,682,550	34,290	1.79%	7,326,062	35,356	1.93%
Non-Interest Bearing Deposits	1,801,238			1,762,175			1,715,696			1,639,331
Other Liabilities	44,795			34,581			62,689			74,187
Shareholders’ Equity	702,219			666,169			681,387			644,776
Total Average Liabilities and Shareholders’ Equity	$10,644,006			$10,401,992			$10,142,322			$9,684,356

Net Interest Income and Margin - tax equivalent basis		$97,585	3.90%		$96,413	3.94%		$92,938	3.90%		$90,373	4.00%

Notes:

Interest income is presented on a tax equivalent basis using a 35 percent federal tax rate.

Loans are stated net of unearned income and include non-accrual loans.